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                                                                    EXHIBIT 32.0

                           SECTION 1350 CERTIFICATIONS

I, Thomas F. Prisby, Chairman of the Board and Chief Executive Officer, and Charles V. Cole, Executive Vice President and Chief Financial Officer, of CFS Bancorp, Inc. (Company), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

      (1) The Quarterly Report on Form 10-Q of the Company for the three months ended March 31, 2004 (Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m(a) or 78o(d); and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2004                     By: /s/ Thomas F. Prisby
                                           -------------------------------------
                                           Thomas F. Prisby
                                           Chairman of the Board and Chief
                                           Executive Officer

Date: May 10, 2004                     By: /s/ Charles V. Cole
                                           -------------------------------------
                                           Charles V. Cole
                                           Executive Vice President and Chief
                                           Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to CFS Bancorp, Inc. and will be retained by CFS Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.